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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated January 25, 2002, included in Tower Automotive, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.





/s/ Arthur Andersen LLP



Minneapolis, Minnesota,
April 22, 2002